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INTERLAND, INC.
EXHIBITS TO FORM 10-K

Exhibit 23.01


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No's. 333-96647, 333-10060, 333-102657) and S-8
(File No's. 033-63701, 333-42727, 333-94075, 333-41116, 333-62876, 333-69518,
333-109435) of Interland, Inc. (formerly Micron Electronics, Inc.) of our report dated November 21, 2003 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.



/s/ PricewaterhouseCoopers LLP

Atlanta, Georgia
November 26, 2003